EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                       [Chuo Audit Corporation letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Komag, Incorporated on Form S-8 pertaining to the Komag, Incorporated 1988 Restated Employee Stock Purchase Plan and the 1997 Supplemental Stock Option Plan filed on or about August 4, 1999 as of our report dated January 22, 1999 on our audits of the consolidated financial statements of Asahi Komag Co., Ltd. As of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K of Komag, Incorporated for the year ended December 31, 1998.


Chuo Audit Corporation
Tokyo, Japan
July 30, 1999